Exhibit 99.2

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of MBT Financial Corp. (the “Company”) as an Appendix to the proxy statement and prospectus relating to the proposed merger of the Company with First Merchants Corporation contained in the Registration Statement on Form S-4 filed by First Merchants Corporation with the Securities and Exchange Commission, and to the references to such opinion and the quotation or summarization of such opinion in such proxy statement and prospectus and Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such proxy statement and prospectus and Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

New York, New York
December 3, 2018